UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

Paya Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-819881	85-2199433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Perimeter Center North, Suite 600 Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

(800) 261-0240

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PAYA	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	PAYAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 26, 2021, Paya Holdings Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on April 6, 2021, the record date of the Annual Meeting, there were 126,697,492 shares of common stock issued and outstanding. Holders of 109,772,870 shares of common stock were present at the Annual Meeting, either in person or by proxy, which constituted quorum for purposes of conducting business at the Annual Meeting.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders at the Annual Meeting.

Proposal No. 1: Election of directors.

The Company’s shareholders elected the following nominees for director to serve as Class I directors for a term expiring in 2024 or until their successors shall have been elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Oni Chukwu	98,485,719	5,741,989	5,545,162
Anna May Trala	95,921,217	8,306,491	5,545,162
Stuart Yarbrough	102,284,382	1,943,326	5,545,162

Proposal No. 2: Proposal to ratify of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
109,740,930	29,840	2,100	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYA HOLDINGS INC.

Date: May 26, 2021	By:	/s/ Glenn Renzulli
	Name:	Glenn Renzulli
	Title:	Chief Financial Officer